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                                                                Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of Applied Graphics Technologies, Inc. on Form S-3 (Registration No. 333-32121) of our report dated March 8, 1996, on our audits of the combined financial statements of the Predecessor Group to Applied Graphics Technologies, Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                        Coopers & Lybrand L.L.P.

New York, New York

September 2, 1997